Exhibit 23.01

SCANA CORPORATION

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-174796 and 333-183771 on Form S-8 and Post- Effective Amendment No. 1 to Registration Statement No. 333-37398 on Form S-8 and Registration Statement Nos. 333-177099 and 333-184426 on Form S-3 of our report dated June 26, 2013, relating to the financial statements and financial statement supplemental schedule of SCANA Corporation Stock Purchase-Savings Plan appearing in this Annual Report on Form 11-K of SCANA Corporation Stock Purchase-Savings Plan for the year ended December 31, 2012.

/s/DELOITTE & TOUCHE LLP Raleigh, North Carolina
June 26, 2013

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